Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-2355328 and 333-189056) on Form S-3 and (Nos. 333-258797, 333-234784, 333-222260, 333-200912, 333-175907, 333-90277, 333-90275, and 333-72734) on Form S-8 of our reports dated March 1, 2022, with respect to the consolidated financial statements of Plug Power Inc. and the effectiveness of internal control over financial reporting.

Albany, New York

March 1, 2022